Exhibit 99.1

OUTERWALL ENTERS INTO DEFINITIVE MERGER AGREEMENT TO BE ACQUIRED BY CERTAIN FUNDS MANAGED BY AFFILIATES OF APOLLO GLOBAL MANAGEMENT FOR $52.00 PER SHARE IN CASH

Transaction Valued at Approximately $1.6 Billion

Outerwall Board of Directors Declares $0.60 Quarterly Dividend

BELLEVUE, Wash. and New York, July 25, 2016 – Outerwall Inc. (“Outerwall” or the “Company”) (Nasdaq: OUTR) today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, pursuant to which the Apollo Funds will acquire all of the outstanding shares of Outerwall common stock for $52.00 per share in cash.

The purchase price represents a premium of approximately 51 percent over Outerwall’s closing stock price on March 14, 2016, immediately prior to the announcement that the Company’s Board of Directors initiated a thorough and comprehensive process to explore strategic and financial alternatives to maximize shareholder value. The transaction, which was unanimously approved by Outerwall’s Board of Directors, has a total enterprise value of approximately $1.6 billion, including net debt.

“Outerwall’s Board of Directors has undertaken a comprehensive review of a wide range of strategic and financial alternatives to maximize value for all Outerwall shareholders. We are pleased to reach this agreement, which follows a robust process and provides an immediate and substantial cash premium to our shareholders,” said Erik E. Prusch, Outerwall’s Chief Executive Officer. “Apollo is an ideal partner to support Outerwall’s efforts to continue serving our millions of loyal customers and dedicated retail partners through our unrivaled network of kiosks and automated retail offerings. We look forward to working closely with Apollo as we continue to strengthen our businesses and execute on our strategic plan.”

“We are extremely excited for our funds to acquire Outerwall,” said David Sambur, Partner at Apollo. “Outerwall is a dynamic customer-focused business that delivers superior kiosk experiences that delight consumers and generate value for its retailer partners. We look forward to working with Outerwall’s talented and dedicated team to continue the business’s strong heritage of growth and innovation.”

Transaction Details

The transaction will be completed through an all-cash tender offer. The Outerwall Board of Directors unanimously recommends that Outerwall shareholders tender their shares in the offer.

The transaction is conditioned upon satisfaction of the minimum tender condition, which requires that shares representing more than 50 percent of the Company’s common shares be tendered and the receipt of certain regulatory approvals and other customary closing conditions. The transaction is currently expected to close during the third quarter of 2016. Following the transaction, Outerwall will become a privately held company and Outerwall’s common shares will no longer be listed on any public market.

Morgan Stanley & Co. LLC is serving as financial advisor to Outerwall and Wachtell, Lipton, Rosen & Katz and Perkins Coie LLP are serving as legal counsel. LionTree Advisors, Bank of America Merrill Lynch, Barclays, Credit Suisse and Jefferies LLC are acting as M&A advisors to Apollo and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Apollo.

Financing is being provided by Bank of America Merrill Lynch, Jefferies Finance LLC, Barclays and Credit Suisse.

Outerwall plans to release its second quarter earnings after market close on Thursday, July 28 and does not intend to hold a conference call to discuss earnings given the announced sale of the Company.

Dividend

In addition, on July 24, 2016, the Outerwall Board of Directors declared a quarterly dividend of $0.60 per share of common stock. The dividend is expected to be paid on September 6, 2016, to stockholders of record at the close of business on August 23, 2016.

About Outerwall

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Singapore, Mumbai, Delhi, Shanghai and Hong Kong. Apollo had assets under management of approximately $173 billion as of March 31, 2016, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical and other information. Outerwall uses words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would,” or any variations of these words, or other words with similar meanings to or that otherwise, identify forward-looking statements. All statements that address activities, events, performance or developments that Outerwall intends, expects or believes may occur in the future are forward-looking statements. Forward-looking statements may relate to such matters as the tender offer, its completion and the completion of the related transactions, and payment of dividends, as well as Outerwall’s industry, business strategy, goals, projections and expectations concerning Outerwall’s market positions, future operations, future performance, results or condition, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings. The following are some of the factors and uncertainties that could cause actual future results, performance, condition and events to differ, including materially, from those expressed in any forward-looking statements: (1) uncertainties as to the timing of the proposed transactions relating to the tender offer; (2) the risk that the proposed transactions, including the tender offer and related mergers, may not be completed in a timely manner or at all; (3) uncertainties as to the percentage of Outerwall’s stockholders that will support the proposed transactions and tender their shares in the tender offer; (4) the possibility that competing offers or acquisition proposals for Outerwall will be made; (5) the possibility that any or all of the various conditions to the consummation of the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger (such as the occurrence of a material adverse effect), including in circumstances that would require Outerwall to pay a termination fee or other expenses; (7) risks regarding the failure to obtain the necessary financing to complete the proposed transactions; (8) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transactions; (9) the effect of the announcement or pendency of the proposed transactions on Outerwall’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, retailers, suppliers and others with whom it does business, and its operating results and business generally; (10) risks related to diverting management’s attention from Outerwall’s ongoing business operations; (11) the risk that stockholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; (12) effects of changes in the general business, political and economic climates; and (13) other factors as set forth from time to time in Outerwall’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2015, subsequent Form 10-Q filings, and other SEC filings. These forward-looking statements reflect Outerwall’s expectations as of the date of this communication. Factors or events that could affect the proposed transactions or cause actual events, results or performance to differ, including materially, may emerge from time to time, and it is not possible for Outerwall to predict all of them. Accordingly, no assurances can be given as to, among other things, whether the proposed transactions will be completed or if any of the other events anticipated by the forward-looking statements will occur or what impact they will have. Any forward-looking statements made by Outerwall in this communication speak only as of the date hereof. Outerwall undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Outerwall referenced in this press release has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Apollo and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Apollo and its acquisition subsidiary will file tender offer materials on Schedule TO, and Outerwall thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF OUTERWALL ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE OUTERWALL SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Outerwall at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may access copies of the Solicitation/Recommendation Statement and other related documents (when available) that Outerwall files with the SEC at ir.outerwall.com or by contacting the Company’s Investor Relations Department by phone at (425) 943-8242 or by e-mail at investor.relations@outerwall.com.

Outerwall Investor Contact:

Rosemary Moothart

Director, Investor Relations

425-943-8140

rosemary.moothart@outerwall.com

Outerwall Media Contact:

Susan Johnston

Vice President, Corporate Communications & Public Affairs

425-943-8993

Susan.Johnston@outerwall.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / James Golden / Scott Bisang / Matthew Gross

212-355-4449

Apollo Investor Contact:

Apollo Global Management, LLC

Gary Stein

212-822-0467

gstein@apollolp.com

Apollo Media Contact:

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren

212-843-8590

czehren@rubenstein.com